Exhibit 10.1

Entourage Mining Ltd.

Stock Option Plan

1.0       Purpose of the Plan

The purpose of the plan is to provide financial incentives to improve corporate profitability and shareholder value, by attracting and motivating directors, senior officers, key employees and consultants of the Company

The Board of Directors has sole discretion, subject to the terms and conditions of the Plan, to determine the key persons to whom grants should be made. The Board shall determine the terms and conditions of the Options granted, provided however, that the intent is that grants shall be determined by an assessment of an individual's current and expected future performance, level of responsibilities and the importance of the position to the Company and expected impact on improvements in shareholder value.

2.0       Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

2.1	"Associate" means any associate, as such term is defined in Subsection 1(1) of the Securities Act (British Columbia);

2.2	"Company" means Entourage Mining Ltd. and includes any successor thereof;

2.3	"Director" means at any particular time a director of the Company;

2.4	"Eligible Person" means:

(a) any employee, director, senior officer or consultant of the Company or any subsidiary of the Company (an "Eligible Individual");

(b) a company wholly owned by an Eligible Individual, the issued and outstanding voting shares of which are and will continue to be owned by such Eligible Individual (an "Employee Company"); or

(c) a consultant as defined by the BC Securities Commission Multilateral Instrument 45-104 who does not perform investor relations activities for the Company; or

(d)

an employee of a management company providing services (other than investor relations) to the Company at the time the option is granted such that a prospectus exemption is available for the issuance of the Option to such employee.

2.5	"Insider" means any insider as such term is defined in Subsection 1(1) of the Securities Act (British Columbia) of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary, and includes any Associate of any such insider;

2.6	"Market Price" at any date in respect of the Shares means the average of the closing prices for the ten trading days on the principal trading market for the Shares, provided that the "Market Price" shall not be lower than the average of the closing prices of the Shares for the ten trading days immediately preceding the day on which the Option is granted.

2.7	"Option" means an option to purchase Shares granted to an Eligible Person un the Plan;

2.8	"Option Price" means the price per Share at which Shares may be purchased under an Option as the same may be adjusted from time to time in accordance with Article 8 hereof;

2.9	"Optioned Shares" means the Shares issuable pursuant to an exercise of the Option;

2.10	"Optionee" means and Eligible Person to whom an Option has been granted and who continues to hold such an Option;

2.11	"Plan" means the Stock Option Plan of the Company as the same may be further amended or varied from time to time;

2.12	"Shares" means the Common Shares of the Company or in the event of an adjustment contemplated by Article 8 hereof such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.13	"Subsidiary means any company which is a subsidiary of the Company, as such term is defined in Subsection 1(4) of the Securities Act (British Columbia).

3.0       Administration of the Plan

3.1	The Secretary of the Company shall administer the Plan.

3.2	The Directors shall have the power where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

	a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

b)

to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option and any such interpretation, construction or determination made by the Directors shall be final, binding and conclusive for all purposes;

c)	to determine the number of Shares covered by each Option;

d)	to determine the Option Price of each Option;

e)	to determine the time or times when Options will be granted and exercisable;

f)	to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Options; and

g)	to prescribe the form of the instruments used in conjunction with the Plan, including those relating to the grant and exercise of the Option.

4.0       Shares Subject to the Plan

Options may be granted in respect to authorized and unissued Shares, provided the aggregate number of Shares reserved for issuance upon exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof, shall not exceed 1,600,000 Shares. Upon exercise of an Option, the maximum number of Shares available for issuance under the Plan and under the Option shall decrease by the number of Shares to which the Option was exercised. If an option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

The Company will at times reserve for issuance and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

5.0       Eligibility; Grant; Terms of the Option

5.1	Options may be granted to any Eligible Person as determined by the Directors from time to time in accordance with the provisions hereof.

5.2

Subject as herein otherwise specifically provided, the Directors shall determine the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option exercisable from time to time during the term of the Option and any other terms and conditions relating to each Option; provided, however, that if no specific determination is made by the Directors with respect to any of the foregoing matters, each Option shall contain the following terms and conditions:

	a)	the period during which the Option shall be exercisable shall in no event be greater than five years following the Date of Grant;

b)

the Directors shall have complete discretion with respect to the terms of any such vesting schedule, including, without limitation, discretion to: permit partial vesting in stated percentage amounts based on the Term of such Option; and permit full vesting after a stated period of time has passed from the Date of Grant;

	c)	the Option Price shall not be less than the Market Price.

5.3

Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstance be lower than the Market Price on the date on which Directors approve the grant of the Option.

5.4

The total number of Shares issuable to any one Optionee under this Plan together with any Shares reserved for issuance to such Optionee under any other share compensation arrangement shall not exceed on a yearly basis 5% of the issued and outstanding Shares at the date of the grant of the Option.

5.5	An Option is personal to each Optionee and is non-transferable and non-assignable.

5.6	Options granted under the Plan may not be cancelled except by written consent of the parties or as otherwise provided herein.

6.0       Termination of Employment; Death

6.1	Except as provided by clause 6.2, if the Optionee shall cease to be an Eligible Person, then that person's Option will terminate thirty (30) days following the date of cessation.

6.2	If the Optionee dies while still an Eligible Person then that person's estate may exercise the option for a period of up to 180 days from the date of death on the same terms and conditions.

6.3	If the Optionee is an Employee Company, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Company.

7.0       Exercise of Options

7.1

Subject to the provisions of the Plan an Option may be exercised from time to time by delivery to the Secretary of the Company of a written notice of exercise specifying the number of Shares with respect to which the Option is being exercised. Subject to any provisions of the Plan to the contrary, certificates for such shares shall be issued and delivered to the Optionee within three business days following the receipt of such notice and full payment.

8.0       Certain Adjustments

8.1	In the event of:

	a)	any reduction in the number of Shares due to consolidation thereof;

	b)	any increase in the number of Shares due to subdivision thereof; or

	c)	any reclassification of the Shares,

an appropriate adjustment shall be made in the number or kind of shares issuable pursuant to the exercise of the Option, subsequent to any such change in the number or kind of outstanding shares becomes effective.

9.0       Amendment or Discontinuance of the Plan

9.1	The Directors may amend or discontinue the Plan at any time subject to regulatory approval, if required.

10.0       Miscellaneous Provisions

10.1

An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Shares subject to such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and only then with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing and subject to the provisions of Article 8 hereof, no adjustments shall be made for distributions or other rights for which the record date is prior to the date such share certificate is issued.

10.2

Nothing in the plan or any Option shall confer upon an Optionee any right to continue in the employ of the Company or any Subsidiary, or affect in any way the right of the Company or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement policy of the Company or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Subsidiary.

10.3

Notwithstanding Section 5.5 hereof, Options may be transferred or assigned between Eligible Individuals and the related Employee Company provided the assignor delivers notice to the Company prior to the assignment and the Directors approve such assignment, such approval not to be unreasonably withheld.

10.4	The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada.

February 11, 2004

On behalf of the Board of Directors

Gregory F. Kennedy
Secretary